UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2012

XENITH BANKSHARES, INC.

(Exact name of Registrant as specified in charter)

Virginia	000-53380	80-0229922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One James Center, 901 E. Cary Street, Suite 1700 Richmond, Virginia		23219
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (804) 433-2200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 2, 2012, the Board of Directors of Xenith Bankshares, Inc. (the “Company”) elected Michael Anthony Mancusi to serve as a Director of the Company. Mr. Mancusi has also been elected to the Asset and Liability Management Committee and the Credit Policy Committee of the Board of Directors.

The Board of Directors has affirmatively determined that Mr. Mancusi is an “independent” director in accordance with the listing standards of The NASDAQ Stock Market LLC and the Company’s standards for director independence.

In connection with his election to the Board of Directors, Mr. Mancusi was granted options to purchase 5,000 shares of the Company’s common stock at an exercise price of $3.90 per share. These options have a 10-year term and will vest in three equal installments on each anniversary of the date of the grant of the options to Mr. Mancusi.

The press release issued on February 3, 2012 by the Company announcing the election of Mr. Mancusi to the Company’s Board of Directors is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release issued on February 3, 2012 by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2012

XENITH BANKSHARES, INC.

By:	/s/ Thomas W. Osgood
Thomas W. Osgood
Executive Vice President, Chief Financial
Officer, Chief Administrative Officer and
Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued on February 3, 2012 by the Company.